Exhibit 99.1

Avnet, Inc. Announces Intent to Acquire European Distributor
MSC Investoren GmbH

Significantly Expands Presence in Embedded Computing and Display Solutions

Phoenix, Ariz. – July 8, 2013 – Avnet, Inc. (NYSE:AVT) announced today that it has entered into a agreement to acquire MSC Investoren GmbH (“MSC Group”), a European distributor focused on electronic component distribution, embedded computing technology and display solutions. The agreement details a two-step approach whereby Avnet will acquire a majority interest in MSC Group after regulatory approval has been granted with the intent to acquire the remainder of the company within a short time frame.

MSC Group is a recognized value-added distributor that leverages its unique combination of distribution, production and system integration capability to address the emerging customer demand for more complex electronic products. The company generated revenue in excess of US$450 million in the 2012 calendar year, with embedded computer technology (including display solutions) accounting for almost 50% of its sales.

Harley Feldberg, president of Electronics Marketing Global, commented, “The addition of the MSC Group is a strong fit with our strategy to invest in margin enhancing acquisitions that complement our existing design and supply chain services, while also expanding growth opportunities in the region. With extensive engineering resources and a strong focus on design-in services, the MSC Group has built a solid reputation as a single source for complete solutions serving customers in the European industrial electronics market. By leveraging the combined skills of both organizations, we will be well positioned to better serve the needs of our customer base in the region.”

Founded in 1979, MSC Group has grown to be a consultative partner to customers in the automotive, industrial automation, telecom, information systems and medical device markets. MSC Group’s logistics and distribution capabilities, along with its competence in board-level assemblies and system integration allows it to address customers’ demand profile along the electronics value chain. With a team of field application engineers and product specialists, MSC Group provides a range of technical support throughout the entire product development chain from design to finished system. The operations of MSC Group will be integrated into the European business region of Avnet’s Electronics Marketing operating group.

Patrick Zammit, president of Electronics Marketing EMEA, added, “MSC Group’s distribution portfolio is a complementary fit with our core business that improves our offerings in microcontrollers, memory, programmable logic, opto and LED products. The embedded computing and display solutions businesses enhance our competencies in systems level solutions, thereby increasing our value add with customers in these higher growth product segments. We are excited about MSC Group and its talented employees as this represents another step in our business evolution as we progress up the technology value chain and provide additional services that our customers need.”

This transaction, which is subject to customary regulatory approvals, is expected to be immediately accretive to earnings and supports Avnet’s long-term return on capital goal of 12.5 percent.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” “intend,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition or disposition activities, the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

Avnet, Inc. (NYSE:AVT), a Fortune 500 company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers globally. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 30, 2012, Avnet generated revenue of $25.7 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Investor Relations Contact:
Avnet, Inc.
Vincent Keenan
480-643-7053
Vice President, Investor Relations
vincent.keenan@avnet.com

Public Relations Contact:
Avnet Electronics Marketing EMEA
Georg Steinberger
+49 (0) 8121 774 203
Vice President, Communications
georg.steinberger@avnet.eu
or

Public Relations Contact:
Avnet, Inc.
Michelle Gorel
480-643-7653
Vice President, Public Relations & Corporate Communications
michelle.gorel@avnet.com